Exhibit 99.2 + + A New Champion for Global Health July 29, 2019Exhibit 99.2 + + A New Champion for Global Health July 29, 2019

+ Safe Harbor Provision This communication contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction, the expected timetable for completing the proposed transaction, the benefits and synergies of the proposed transaction, future opportunities for the combined company and products and any other statements regarding Pfizer’s, Mylan’s and Upjohn’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target”, “outlook” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; changes in relevant tax and other laws; the parties’ ability to consummate the proposed transaction; the conditions to the completion of the proposed transaction, including receipt of approval of Mylan’s shareholders, not being satisfied or waived on the anticipated timeframe or at all; the regulatory approvals required for the proposed transaction not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and related standards, or on an adjusted basis (“Non-GAAP measures”); the integration of Mylan and Upjohn being more difficult, time consuming or costly than expected; Mylan’s and Upjohn’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all or to successfully integrate Mylan and Upjohn; customer loss and business disruption being greater than expected following the proposed transaction; the retention of key employees being more difficult following the proposed transaction; Mylan and Upjohn’s capacity to bring new products to market, including but not limited to where it uses its business judgment and decides to manufacture, market and/or sell products directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); the scope, timing and outcome of any ongoing legal proceedings and the impact of such proceedings on Mylan’s and Upjohn’s consolidated financial condition, results of operations and/or cash flows; Mylan’s and Upjohn’s ability to protect their respective intellectual property and preserve their respective intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third- party relationships; the impacts of competition; changes in the economic and financial conditions of the business of Mylan or Upjohn; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in each of Pfizer’s and Mylan’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access Pfizer’s or Mylan's filings with the SEC through the SEC website at www.sec.gov or through Pfizer’s or Mylan's website, and Pfizer and Mylan strongly encourage you to do so. Except as required by applicable law, Pfizer, Mylan or Upjohn undertake no obligation to update any statements herein for revisions or changes after the date of this communication. 2+ Safe Harbor Provision This communication contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction, the expected timetable for completing the proposed transaction, the benefits and synergies of the proposed transaction, future opportunities for the combined company and products and any other statements regarding Pfizer’s, Mylan’s and Upjohn’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target”, “outlook” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; changes in relevant tax and other laws; the parties’ ability to consummate the proposed transaction; the conditions to the completion of the proposed transaction, including receipt of approval of Mylan’s shareholders, not being satisfied or waived on the anticipated timeframe or at all; the regulatory approvals required for the proposed transaction not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and related standards, or on an adjusted basis (“Non-GAAP measures”); the integration of Mylan and Upjohn being more difficult, time consuming or costly than expected; Mylan’s and Upjohn’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all or to successfully integrate Mylan and Upjohn; customer loss and business disruption being greater than expected following the proposed transaction; the retention of key employees being more difficult following the proposed transaction; Mylan and Upjohn’s capacity to bring new products to market, including but not limited to where it uses its business judgment and decides to manufacture, market and/or sell products directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); the scope, timing and outcome of any ongoing legal proceedings and the impact of such proceedings on Mylan’s and Upjohn’s consolidated financial condition, results of operations and/or cash flows; Mylan’s and Upjohn’s ability to protect their respective intellectual property and preserve their respective intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third- party relationships; the impacts of competition; changes in the economic and financial conditions of the business of Mylan or Upjohn; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in each of Pfizer’s and Mylan’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access Pfizer’s or Mylan's filings with the SEC through the SEC website at www.sec.gov or through Pfizer’s or Mylan's website, and Pfizer and Mylan strongly encourage you to do so. Except as required by applicable law, Pfizer, Mylan or Upjohn undertake no obligation to update any statements herein for revisions or changes after the date of this communication. 2

+ Safe Harbor Provision ADDITIONAL INFORMATION This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the proposed combination of Upjohn Inc. (“Upjohn”), a wholly owned subsidiary of Pfizer Inc. (“Pfizer”) and Mylan N.V. (“Mylan”), which will immediately follow the proposed separation of the Upjohn business from Pfizer (the “proposed transaction”), Upjohn, Mylan and Mylan I B.V., a wholly owned subsidiary of Mylan, (“Mylan Newco”) intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will include a proxy statement/prospectus relating to the proposed transaction. In addition, Upjohn expects to file a registration statement in connection with its separation from Pfizer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, UPJOHN, MYLAN NEWCO AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Mylan seeking approval of the proposed transaction. The documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC's website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Mylan, upon written request to Mylan, at (724) 514-1813 or investor.relations@mylan.com or from Pfizer on Pfizer’s internet website at https://investors.Pfizer.com/financials/sec- filings/default.aspx or by contacting Pfizer’s Investor Relations Department at (212) 733-2323. PARTICIPANTS IN THE SOLICITATION This communication is not a solicitation of a proxy from any investor or security holder. However, Pfizer, Mylan, Upjohn and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pfizer may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2019, its definitive proxy statement and additional proxy statement relating to its 2019 Annual Meeting filed with the SEC on March 14, 2019 and on April 2, 2019, respectively, and Current Report on Form 8-K filed with the SEC on June 27, 2019. Information about the directors and executive officers of Mylan may be found in its amended Annual Report on Form 10-K filed with the SEC on April 30, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting filed with the SEC on May 24, 2019. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus when it becomes available. 3+ Safe Harbor Provision ADDITIONAL INFORMATION This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the proposed combination of Upjohn Inc. (“Upjohn”), a wholly owned subsidiary of Pfizer Inc. (“Pfizer”) and Mylan N.V. (“Mylan”), which will immediately follow the proposed separation of the Upjohn business from Pfizer (the “proposed transaction”), Upjohn, Mylan and Mylan I B.V., a wholly owned subsidiary of Mylan, (“Mylan Newco”) intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will include a proxy statement/prospectus relating to the proposed transaction. In addition, Upjohn expects to file a registration statement in connection with its separation from Pfizer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, UPJOHN, MYLAN NEWCO AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Mylan seeking approval of the proposed transaction. The documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC's website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Mylan, upon written request to Mylan, at (724) 514-1813 or investor.relations@mylan.com or from Pfizer on Pfizer’s internet website at https://investors.Pfizer.com/financials/sec- filings/default.aspx or by contacting Pfizer’s Investor Relations Department at (212) 733-2323. PARTICIPANTS IN THE SOLICITATION This communication is not a solicitation of a proxy from any investor or security holder. However, Pfizer, Mylan, Upjohn and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pfizer may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2019, its definitive proxy statement and additional proxy statement relating to its 2019 Annual Meeting filed with the SEC on March 14, 2019 and on April 2, 2019, respectively, and Current Report on Form 8-K filed with the SEC on June 27, 2019. Information about the directors and executive officers of Mylan may be found in its amended Annual Report on Form 10-K filed with the SEC on April 30, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting filed with the SEC on May 24, 2019. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus when it becomes available. 3

+ Executive Commentary Robert Coury Albert Bourla Chairman, Mylan CEO, Pfizer 4+ Executive Commentary Robert Coury Albert Bourla Chairman, Mylan CEO, Pfizer 4

Transaction Summary

Mylan + Upjohn

Deal Terms	• Mylan and Upjohn combining in a Reverse Morris Trust transaction, expected to be tax-free to Pfizer shareholders • Mylan shareholder vote required; no shareholder vote required for Pfizer • Transaction is subject to customary closing conditions, including receipt of regulatory approvals, and is currently expected to close in mid 2020
Ownership	• Pfizer shareholders to own 57% of the combined company • Mylan shareholders to own 43% of the combined company
Capital Policies	• NewCo to have lower leverage ratio than Mylan standalone – ~$24.5bn of total debt, including $12bn of gross debt for Upjohn to fund $12bn pre-closing cash payment to Pfizer • Solid investment grade credit rating with stable to positive outlook expected • Company will pay a dividend; ≥ 25% target payout of free cash flows
Corporate Organization	• New Management: Robert J. Coury (Executive Chairman); Michael Goettler (CEO); Rajiv Malik (President) • New Board: 13 directors (Chairman, CEO, 8 Mylan Appointees, 3 Pfizer Appointees) • NewCo will be domiciled in the US and incorporated in Delaware • NewCo will have three Global Centers: Pittsburgh, Shanghai and Hyderabad • Combined Board will fully declassify by 2023 annual meeting

5

+ A New Champion for Global Health + Accelerates shared commitments to expand access to medicine Capable of meeting the world’s diverse therapeutic needs and meeting evolving health needs Leader in treating communicable and non-communicable diseases Good for patients, payors, governments and health systems New Name to be Announced Before Closing Upjohn Name to be Used in China and Select Emerging Markets 6+ A New Champion for Global Health + Accelerates shared commitments to expand access to medicine Capable of meeting the world’s diverse therapeutic needs and meeting evolving health needs Leader in treating communicable and non-communicable diseases Good for patients, payors, governments and health systems New Name to be Announced Before Closing Upjohn Name to be Used in China and Select Emerging Markets 6

+ A Powerful Combination NewCo Enhanced Global Scale and Unique Footprint in Asia and Strong Footprint in US and Europe Geographic Reach the Emerging Markets Diverse Portfolio Across all Key Sustainable, Diverse and Trusted, Iconic Off-Patent Brands Therapeutic Areas Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Global Manufacturing Best-in-Class Global Best-in-Class Capabilities with World and Supply Platform Commercial Capabilities Class Management Team Strong and Sustainable Strong Cash Flow and Sustainable Pipeline Engine Cash Flows Enabling Strong Return Pfizer’s Shareholder Friendly of Capital Capital Allocation Focused on Delivering Shareholder Value and High-Quality Governance 7+ A Powerful Combination NewCo Enhanced Global Scale and Unique Footprint in Asia and Strong Footprint in US and Europe Geographic Reach the Emerging Markets Diverse Portfolio Across all Key Sustainable, Diverse and Trusted, Iconic Off-Patent Brands Therapeutic Areas Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Global Manufacturing Best-in-Class Global Best-in-Class Capabilities with World and Supply Platform Commercial Capabilities Class Management Team Strong and Sustainable Strong Cash Flow and Sustainable Pipeline Engine Cash Flows Enabling Strong Return Pfizer’s Shareholder Friendly of Capital Capital Allocation Focused on Delivering Shareholder Value and High-Quality Governance 7

Compelling Financial Profile

Mylan + Upjohn

Commitment to Solid Investment Grade Profile, Maintaining Strategic Flexibility and Delivering Shareholder Friendly Capital Returns

2020 Pro Forma Outlook

$19 - 20bn
Expected Revenue

$7.5 - 8.0bn
Expected Adjusted EBITDA
with a margin of ~40% including phased synergies

> $4bn
Expected Annual FCF

Forward Looking Targets

~$1bn
Expected Annual Cost Synergies by 2023

≥ 25%
of Free Cash Flow to Be Paid as Dividend Beginning First Full Quarter After Close

≤ 2.5x
Gross Leverage, Targeted by the end of 2021

Note: 2020 Pro Forma Outlook reflects Lyrica US LOE and China Volume Based Procurement
Note: Based on historic exchange rates, potential divestitures not included

8

+ Today’s Competitive Landscape Selected Large Cap Pharma The Opportunity Selected Spec Pharma / Generics 1 Global leader $54 with diverse, $49 differentiated and $43 durable product portfolio $24 $23 $19 - $20bn $17 $10 5 $5 $5 $3 $2 2 NewCo 2020E EBITDA %2,4 23% 20% 45% 31% 48% 34% 32% 36% 56% 28% NA ~40 3 Margin Avg. Gross ≤ 2.5x Debt / 2020E ~2x ~5x Target by the end of 2021 6 EBITDA Pays NA Dividend 7 25% Source: Company filings, CapIQ 1 Pfizer 2020E Revenue does not adjust for this transaction, the GSK/Pfizer Consumer JV and includes Upjohn Revenue. 2 2020 Pro Forma Outlook Revenue. 3 Wall Street consensus 2020E EBITDA margin. Figures adjusted to reflect 2020E calendar year. Consensus estimates are not internal estimates. 4 2020 EBITDA margin including phased-in synergies. 5 Includes revenues from consolidated sub Taro. 6 Average gross leverage multiples of large cap pharma and spec pharma / Generics, excl. Sandoz, peer groups respectively. Consensus estimates are not internal estimates. 9 7 Represents target payout ratio of free cash flow for NewCo. 2020E Worldwide Sales ($bn)+ Today’s Competitive Landscape Selected Large Cap Pharma The Opportunity Selected Spec Pharma / Generics 1 Global leader $54 with diverse, $49 differentiated and $43 durable product portfolio $24 $23 $19 - $20bn $17 $10 5 $5 $5 $3 $2 2 NewCo 2020E EBITDA %2,4 23% 20% 45% 31% 48% 34% 32% 36% 56% 28% NA ~40 3 Margin Avg. Gross ≤ 2.5x Debt / 2020E ~2x ~5x Target by the end of 2021 6 EBITDA Pays NA Dividend 7 25% Source: Company filings, CapIQ 1 Pfizer 2020E Revenue does not adjust for this transaction, the GSK/Pfizer Consumer JV and includes Upjohn Revenue. 2 2020 Pro Forma Outlook Revenue. 3 Wall Street consensus 2020E EBITDA margin. Figures adjusted to reflect 2020E calendar year. Consensus estimates are not internal estimates. 4 2020 EBITDA margin including phased-in synergies. 5 Includes revenues from consolidated sub Taro. 6 Average gross leverage multiples of large cap pharma and spec pharma / Generics, excl. Sandoz, peer groups respectively. Consensus estimates are not internal estimates. 9 7 Represents target payout ratio of free cash flow for NewCo. 2020E Worldwide Sales ($bn)

A Unique Company – + No Direct Pharma Peer Set Balanced A leader in the Durable EBITDA geographic presence world’s growth markets margin profile Solid investment grade Substantial Enhanced and profile and balance sheet dividend sustainable cash flow 10A Unique Company – + No Direct Pharma Peer Set Balanced A leader in the Durable EBITDA geographic presence world’s growth markets margin profile Solid investment grade Substantial Enhanced and profile and balance sheet dividend sustainable cash flow 10

+ Combination Highlights Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns 11+ Combination Highlights Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns 11

Regionally Balanced Revenue Footprint

Mylan + Upjohn

2020E Pro Forma Revenue Mix Outlook by Geography

Mylan®


Emerging Markets ~15%
Developed Markets (NA & EU) ~75%
Asia Pacific ~10%

+

Upjohn


Emerging Markets ~15%
Developed Markets (NA & EU) ~30%
Asia Pacific ~55%

=

NewCo


Emerging Markets ~15%
Developed Markets (NA & EU) ~55%
Asia Pacific ~30%

Powerful Footprint Across The World's Growth Markets

Note: NA = North America; Asia Pacific includes Japan, China and Australia

12

Diversification Across Product + Categories 2020E Pro Forma Revenue Mix Outlook by Product Type NewCo Biologics Biologics US Gx 4% 6% 7% OTC 6% US Gx US Gx OTC 15% 9% 20% Ex-US Gx 19% Rx 33% Ex-US Gx Rx 32% 56% Rx 93% Sustainable, Diverse And Differentiated Portfolio Note: Rx = Brands; Gx = Generics; OTC = Over-the-Counter 13Diversification Across Product + Categories 2020E Pro Forma Revenue Mix Outlook by Product Type NewCo Biologics Biologics US Gx 4% 6% 7% OTC 6% US Gx US Gx OTC 15% 9% 20% Ex-US Gx 19% Rx 33% Ex-US Gx Rx 32% 56% Rx 93% Sustainable, Diverse And Differentiated Portfolio Note: Rx = Brands; Gx = Generics; OTC = Over-the-Counter 13

+ NewCo’s Geographic Opportunities 2020E Pro Forma Revenue Mix Outlook by Geography Asia Pacific Emerging Markets Developed Markets (NA & EU) (~30%) (~15%) (~55%) 1 API 10% Other Other 20% 2 ARV 25% Other United 25% China 40% Majority is Sub- States 40% Saharan Africa 45% 4 EU5 Japan 3 35% BRIMT 35% 25% Opportunity to Bring Mylan Growth Products to Upjohn Growth Markets 1 Stands for Active Pharmaceutical Ingredient. 2 Stands for Antiretroviral. 3 Stands for Brazil, Russia, India, Mexico, Turkey. 4 Includes UK, Spain, Germany, France, Italy. 14 Brands Countries Mylan Upjohn+ NewCo’s Geographic Opportunities 2020E Pro Forma Revenue Mix Outlook by Geography Asia Pacific Emerging Markets Developed Markets (NA & EU) (~30%) (~15%) (~55%) 1 API 10% Other Other 20% 2 ARV 25% Other United 25% China 40% Majority is Sub- States 40% Saharan Africa 45% 4 EU5 Japan 3 35% BRIMT 35% 25% Opportunity to Bring Mylan Growth Products to Upjohn Growth Markets 1 Stands for Active Pharmaceutical Ingredient. 2 Stands for Antiretroviral. 3 Stands for Brazil, Russia, India, Mexico, Turkey. 4 Includes UK, Spain, Germany, France, Italy. 14 Brands Countries Mylan Upjohn

+ Strong Diversified Pipeline 1 Notable Approvals Notable Pipeline (RLD ) 2 Mesalamine OSD (Canasa) Sterile products (Copaxone) Topicals/ 3 (Suboxone) (Estrace) TDS Biosimilars and (Neulasta) Insulins (Lantus) (Herceptin) Respiratory Targeting ~$3bn in New Revenue from Products Expected to Launch by 2023 ~2/3 Will be Complex Gx, Biosimilars and Global Key Brands Note: Trademarks are the property of their respective owners. Pipeline as of May 2019 1 RLD = Reference Listed Drug. 2 OSD = Oral Solid Dosage. 3 TDS = Transdermal Drug Delivery Systems. 15+ Strong Diversified Pipeline 1 Notable Approvals Notable Pipeline (RLD ) 2 Mesalamine OSD (Canasa) Sterile products (Copaxone) Topicals/ 3 (Suboxone) (Estrace) TDS Biosimilars and (Neulasta) Insulins (Lantus) (Herceptin) Respiratory Targeting ~$3bn in New Revenue from Products Expected to Launch by 2023 ~2/3 Will be Complex Gx, Biosimilars and Global Key Brands Note: Trademarks are the property of their respective owners. Pipeline as of May 2019 1 RLD = Reference Listed Drug. 2 OSD = Oral Solid Dosage. 3 TDS = Transdermal Drug Delivery Systems. 15

+ Combination Highlights Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns 16+ Combination Highlights Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns 16

Powerful Commercial Presence Drives Global Growth

Mylan + Upjohn

165+
Countries Served

~3,000
Brands and Molecules

~15,000
Commercial Colleagues

60,000+
Customers Shipped to Globally

Extensive Commercial Reach and **Leading Position** in Key Growth Markets

Combined Talent from Both Companies

Strong Platform and Partnership Network **Protect Brand Value** and **Maximize Pipeline Potential**

Opportunity to **Cross Pollinate Across Portfolios**

Unique Capabilities in **Brand Building and Tendering / Contracting**

17

Best-in-class Manufacturing and Supply Network

Mylan + Upjohn

25	OSD Sites	7	Injectable Sites	8	Complex Dosage Form Sites	11	API Sites	>80bn	Doses Produced Annually	165+	Countries Served

Manufacturing Site Locations



Galway, Ireland
Troisdorf, Germany
Little Island, Ireland
Dublin, Ireland (3)
Warsaw, Poland
St. Albans, VT
Somerset, NJ
Komarom, Hungary
Multiple Cities, India (7)
Hyderabad (3), Vizag (3), Mumbai (1)
Chatillon, France
Nashik, India
Indore, India
Rockford, IL
Merignac, France
Istanbul, Turkey
Dalian, China
Meyzieu, France
Katsuyama, Japan
Morgantown, WV
Cairo, Egypt
San Antonio, TX (3)
Jaggaiahpet, India
Barceloneta & Vega Baja, Puerto Rico
Aurangabad, India
Sugar Land, TX
Jadcherla, India
Algiers, Algeria
Ahmedabad, India
Tuas, Singapore
Caguas, Puerto Rico
Confienza, Italy
Sarigam, India
Carole Park, Australia
Hosur, India
Mylan
Upjohn
Zambia
Bangalore, India (4)
South Africa

Global network of 51 sites serving >60,000 customers

18

+ Combination Highlights Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns 19+ Combination Highlights Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns 19

+ Revenue and EBITDA Contributions $ in billions Expected Pro Forma 2020 Revenue Expected Pro Forma 2020 Adjusted EBITDA $7.5 - 8 $19 - 20 ~$0.25 $7.5 - 8.0 $3.8 - 4.1 $12 - 12.5 $3.5 - 3.7 NewCo NewCo Synergies Note: 2020 Pro Forma Outlook reflects Lyrica US LOE and China Volume Based Procurement 20+ Revenue and EBITDA Contributions $ in billions Expected Pro Forma 2020 Revenue Expected Pro Forma 2020 Adjusted EBITDA $7.5 - 8 $19 - 20 ~$0.25 $7.5 - 8.0 $3.8 - 4.1 $12 - 12.5 $3.5 - 3.7 NewCo NewCo Synergies Note: 2020 Pro Forma Outlook reflects Lyrica US LOE and China Volume Based Procurement 20

Significant Operational Efficiencies


Estimated Annual Cost Savings Post-Close ($mm)
~$250
~$500
~$750
~$1,000
Year 1
Year 2
Year 3
Year 4

Significant Cost Synergies of at Least $1bn Annually Anticipated by 2023 Expected to Further Enhance Existing Combined EBITDA and Cash Flows

21

Financial Outlook

Mylan+ Upjohn

2020 Pro Forma Outlook	Forward Commentary	
$19 – 20bn Expected Revenue	Moderate Growth in the Mid to Long Term	**Near-term:** Modest revenue growth as organic volume growth is offset by pricing pressure **Longer-term:** Accelerating pipeline delivery to drive moderate growth
$7.5 – 8.0bn Expected Adjusted EBITDA	~40% EBITDA Margin[1] with Potential for Improvement over Time	**Near-term:** Realization of cost synergies **Longer-term:** Moderate revenue growth flowing through to EBITDA

1 Reflects the impact of phased synergies.

Note: 2020 Pro Forma Outlook reflects Lyrica US LOE and China Volume Based Procurement

Note: Based on historic exchange rates, potential divestitures not included

22

+ Financial Outlook (Cont’d) Other Forward Commentary Targets Near-term: Significant cash flows support repayment of Targeted by the ≤ 2.5x scheduled 2020-21 debt maturities End of 2021 Gross Leverage Long-term: Continue to target Target leverage ≤ 2.5x Near-term: Initiate dividend 1st Potential for ≥ 25% quarter after close Dividend Growth of Free Cash Flow and Share Long-term: Commitment to to Be Paid as Dividend maintaining solid investment grade Repurchases rating, with sustained leverage ≤ 2.5x and potential for share repurchases and dividend increases, thereafter 23+ Financial Outlook (Cont’d) Other Forward Commentary Targets Near-term: Significant cash flows support repayment of Targeted by the ≤ 2.5x scheduled 2020-21 debt maturities End of 2021 Gross Leverage Long-term: Continue to target Target leverage ≤ 2.5x Near-term: Initiate dividend 1st Potential for ≥ 25% quarter after close Dividend Growth of Free Cash Flow and Share Long-term: Commitment to to Be Paid as Dividend maintaining solid investment grade Repurchases rating, with sustained leverage ≤ 2.5x and potential for share repurchases and dividend increases, thereafter 23

+ Key Takeaways Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities Strong and Sustainable Cash Flows with Attractive Shareholder Returns Relentless Focus on Total Shareholder Returns 24+ Key Takeaways Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities Strong and Sustainable Cash Flows with Attractive Shareholder Returns Relentless Focus on Total Shareholder Returns 24

Mylan Q2 2019 EARNINGS July 29, 2019 Q2 2019 Earnings – All Results are UnauditedMylan Q2 2019 EARNINGS July 29, 2019 Q2 2019 Earnings – All Results are Unaudited

Forward-Looking Statements This presentation contains forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, our 2019 financial guidance and any other statements about Mylan's future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. These may often be identified by the use of words such as will, may, could, should, would, project, believe, anticipate, expect, plan, estimate, forecast, potential, pipeline, intend, continue, target, seek, and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: with respect to the proposed combination of Mylan and Upjohn Inc.(“Upjohn”), Pfizer Inc.’s off-patent branded and generic established medicines business (the “Combination”), the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, changes in relevant tax and other laws, the parties’ ability to consummate the Combination, the conditions to the completion of the Combination, including receipt of approval of Mylan’s shareholders, not being satisfied or waived on the anticipated timeframe or at all, the regulatory approvals required for the Combination not being obtained on the terms expected or on the anticipated schedule or at all, the integration of Mylan and Upjohn being more difficult, time consuming or costly than expected, Mylan’s and Upjohn’s failure to achieve expected or targeted future financial and operating performance and results, the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Combination within the expected time frames or at all or to successfully integrate Mylan and Upjohn, customer loss and business disruption being greater than expected following the Combination, the retention of key employees being more difficult following the Combination, changes in third-party relationships and changes in the economic and financial conditions of the business of Mylan or Upjohn; actions and decisions of healthcare and pharmaceutical regulators; failure to achieve expected or targeted future financial and operating performance and results; uncertainties regarding future demand, pricing and reimbursement for our or Upjohn’s products; any regulatory, legal or other impediments to Mylan's or Upjohn’s ability to bring new products to market, including, but not limited to, where Mylan or Upjohn uses its business judgment and decides to manufacture, market and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an at-risk launch ); success of clinical trials and Mylan's or Upjohn’s ability to execute on new product opportunities; any changes in or difficulties with our or Upjohn’s manufacturing facilities, including with respect to remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government investigations, and the impact of any such proceedings on our or Upjohn’s financial condition, results of operations and/or cash flows; the ability to meet expectations regarding the accounting and tax treatments of acquisitions, including Mylan's acquisition of Mylan Inc. and Abbott Laboratories' non-U.S. developed markets specialty and branded generics business (the “EPD Business Transaction”); changes in relevant tax and other laws, including but not limited to changes in the U.S. tax code and healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any significant breach of data security or data privacy or disruptions to our or Upjohn’s information technology systems; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; the impact of competition; identifying, acquiring, and integrating complementary or strategic acquisitions of other companies, products, or assets being more difficult, time-consuming or costly than anticipated; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with strategic acquisitions, strategic initiatives or restructuring programs within the expected time-frames or at all; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan's business activities, see the risks described in Mylan's Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and our other filings with the Securities and Exchange Commission (the SEC ). You can access Mylan's filings with the SEC through the SEC website at www.sec.gov or through our website, and Mylan strongly encourages you to do so. Mylan routinely posts information that may be important to investors on our website at investor.mylan.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this presentation. Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this presentation other than as required by law. Q2 2019 Earnings – All Results are Unaudited 26Forward-Looking Statements This presentation contains forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, our 2019 financial guidance and any other statements about Mylan's future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. These may often be identified by the use of words such as will, may, could, should, would, project, believe, anticipate, expect, plan, estimate, forecast, potential, pipeline, intend, continue, target, seek, and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: with respect to the proposed combination of Mylan and Upjohn Inc.(“Upjohn”), Pfizer Inc.’s off-patent branded and generic established medicines business (the “Combination”), the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, changes in relevant tax and other laws, the parties’ ability to consummate the Combination, the conditions to the completion of the Combination, including receipt of approval of Mylan’s shareholders, not being satisfied or waived on the anticipated timeframe or at all, the regulatory approvals required for the Combination not being obtained on the terms expected or on the anticipated schedule or at all, the integration of Mylan and Upjohn being more difficult, time consuming or costly than expected, Mylan’s and Upjohn’s failure to achieve expected or targeted future financial and operating performance and results, the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Combination within the expected time frames or at all or to successfully integrate Mylan and Upjohn, customer loss and business disruption being greater than expected following the Combination, the retention of key employees being more difficult following the Combination, changes in third-party relationships and changes in the economic and financial conditions of the business of Mylan or Upjohn; actions and decisions of healthcare and pharmaceutical regulators; failure to achieve expected or targeted future financial and operating performance and results; uncertainties regarding future demand, pricing and reimbursement for our or Upjohn’s products; any regulatory, legal or other impediments to Mylan's or Upjohn’s ability to bring new products to market, including, but not limited to, where Mylan or Upjohn uses its business judgment and decides to manufacture, market and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an at-risk launch ); success of clinical trials and Mylan's or Upjohn’s ability to execute on new product opportunities; any changes in or difficulties with our or Upjohn’s manufacturing facilities, including with respect to remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government investigations, and the impact of any such proceedings on our or Upjohn’s financial condition, results of operations and/or cash flows; the ability to meet expectations regarding the accounting and tax treatments of acquisitions, including Mylan's acquisition of Mylan Inc. and Abbott Laboratories' non-U.S. developed markets specialty and branded generics business (the “EPD Business Transaction”); changes in relevant tax and other laws, including but not limited to changes in the U.S. tax code and healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any significant breach of data security or data privacy or disruptions to our or Upjohn’s information technology systems; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; the impact of competition; identifying, acquiring, and integrating complementary or strategic acquisitions of other companies, products, or assets being more difficult, time-consuming or costly than anticipated; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with strategic acquisitions, strategic initiatives or restructuring programs within the expected time-frames or at all; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan's business activities, see the risks described in Mylan's Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and our other filings with the Securities and Exchange Commission (the SEC ). You can access Mylan's filings with the SEC through the SEC website at www.sec.gov or through our website, and Mylan strongly encourages you to do so. Mylan routinely posts information that may be important to investors on our website at investor.mylan.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this presentation. Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this presentation other than as required by law. Q2 2019 Earnings – All Results are Unaudited 26

Q2 2019 Financial Highlights ($ in millions, except for EPS, Adjusted EPS and percentages) Q2 2019 Q2 2018 Change Total Revenues $2,851.5 $2,808.3 +2% U.S. GAAP Gross Margins 32.7% 34.3% (160 bps) Adjusted Gross Margins* 53.8% 53.3% +50 bps U.S. GAAP R&D as % of Total Revenues 5.2% 7.4% (220 bps) Adjusted R&D* as % of Total Revenues 4.2% 5.1% (90 bps) U.S. GAAP SG&A as % of Total Revenues 23.4% 22.2% +120 bps Adjusted SG&A* as % of Total Revenues 22.0% 19.8% +220 bps U.S. GAAP Net (Loss) Earnings ($168.5) $37.5 NM Adjusted Net Earnings* $532.8 $551.5 (3%) U.S. GAAP EPS ($0.33) $0.07 NM Adjusted EPS* $1.03 $1.07 (4%) U.S. GAAP Net Cash Provided by Operating Activities $668.9 $430.2 +55% Adjusted Net Cash Provided by Operating Activities* $767.8 $706.6 +9% Capital Expenditures $44.1 $45.2 (2%) Adjusted Free Cash Flow* $723.7 $661.4 +9% *Adjusted metrics are non-GAAP financial measures. Please see the Appendix or investor.mylan.com for the most directly comparable U.S. GAAP financial measures and reconciliations of such non-GAAP financial measures to those GAAP measures. Q2 2019 Earnings – All Results are Unaudited 27Q2 2019 Financial Highlights ($ in millions, except for EPS, Adjusted EPS and percentages) Q2 2019 Q2 2018 Change Total Revenues $2,851.5 $2,808.3 +2% U.S. GAAP Gross Margins 32.7% 34.3% (160 bps) Adjusted Gross Margins* 53.8% 53.3% +50 bps U.S. GAAP R&D as % of Total Revenues 5.2% 7.4% (220 bps) Adjusted R&D* as % of Total Revenues 4.2% 5.1% (90 bps) U.S. GAAP SG&A as % of Total Revenues 23.4% 22.2% +120 bps Adjusted SG&A* as % of Total Revenues 22.0% 19.8% +220 bps U.S. GAAP Net (Loss) Earnings ($168.5) $37.5 NM Adjusted Net Earnings* $532.8 $551.5 (3%) U.S. GAAP EPS ($0.33) $0.07 NM Adjusted EPS* $1.03 $1.07 (4%) U.S. GAAP Net Cash Provided by Operating Activities $668.9 $430.2 +55% Adjusted Net Cash Provided by Operating Activities* $767.8 $706.6 +9% Capital Expenditures $44.1 $45.2 (2%) Adjusted Free Cash Flow* $723.7 $661.4 +9% *Adjusted metrics are non-GAAP financial measures. Please see the Appendix or investor.mylan.com for the most directly comparable U.S. GAAP financial measures and reconciliations of such non-GAAP financial measures to those GAAP measures. Q2 2019 Earnings – All Results are Unaudited 27

Q2 2019 Segment Performance ($ in millions) Net Sales Segment Profitability* Net Sales TM TM TM + New Product Sales, including Fulphila and Wixela Inhub $457.9 $375.4 − Lower Volumes of Existing Products, Primarily Driven by Changes $1,023.4 $1,000.8 North in the Competitive Environment (1) (1) − Lower Pricing $551.6 (1) $462.4 America (1) Segment Profitability adjusted for ~$87M and ~$94M of Morgantown Restructuring and Remediation Expenses in Q2 2018 and Q2 2019, respectively Q2 2018 Q2 2019 Q2 2018 Q2 2019 Net Sales + Higher Volumes of Existing Products Flat + New Product Sales, including Hulio™ and the TOBI Podhaler® $238.1 $194.5 − 6% Unfavorable FX Impacts $990.6 $989.6 − Lower Pricing Segment Profitability Europe − Unfavorable FX Impacts (2) (2) $238.1 $231.6 − Higher Investments in Selling & Marketing (2) Segment Profitability adjusted for ~$37M of expenses related to the impact Q2 2018 Q2 2019 Q2 2018 Q2 2019 of the termination of a contract and certain other inventory write- offs in Q2 2019. Net Sales + Higher Volumes of Existing Products in China + New Product Sales in Australia and Emerging Markets $805.2 Rest of $764.1 − 4% Unfavorable FX Impacts World − Lower Pricing $174.0 $171.1 Segment Profitability − Unfavorable FX Impacts Q2 2018 Q2 2019 Q2 2018 Q2 2019 − Higher Investments in Selling & Marketing Q2 2019 Earnings – All Results are Unaudited 28 * Segment Profitability represents segment gross profit less direct R&D expenses and direct SG&A expenses. See Mylan’s Form 10-K for the year ended December 31, 2018 for more information. Adjusted segment profitability is a non-GAAP financial measure. Q2 2019 Segment Performance ($ in millions) Net Sales Segment Profitability* Net Sales TM TM TM + New Product Sales, including Fulphila and Wixela Inhub $457.9 $375.4 − Lower Volumes of Existing Products, Primarily Driven by Changes $1,023.4 $1,000.8 North in the Competitive Environment (1) (1) − Lower Pricing $551.6 (1) $462.4 America (1) Segment Profitability adjusted for ~$87M and ~$94M of Morgantown Restructuring and Remediation Expenses in Q2 2018 and Q2 2019, respectively Q2 2018 Q2 2019 Q2 2018 Q2 2019 Net Sales + Higher Volumes of Existing Products Flat + New Product Sales, including Hulio™ and the TOBI Podhaler® $238.1 $194.5 − 6% Unfavorable FX Impacts $990.6 $989.6 − Lower Pricing Segment Profitability Europe − Unfavorable FX Impacts (2) (2) $238.1 $231.6 − Higher Investments in Selling & Marketing (2) Segment Profitability adjusted for ~$37M of expenses related to the impact Q2 2018 Q2 2019 Q2 2018 Q2 2019 of the termination of a contract and certain other inventory write- offs in Q2 2019. Net Sales + Higher Volumes of Existing Products in China + New Product Sales in Australia and Emerging Markets $805.2 Rest of $764.1 − 4% Unfavorable FX Impacts World − Lower Pricing $174.0 $171.1 Segment Profitability − Unfavorable FX Impacts Q2 2018 Q2 2019 Q2 2018 Q2 2019 − Higher Investments in Selling & Marketing Q2 2019 Earnings – All Results are Unaudited 28 * Segment Profitability represents segment gross profit less direct R&D expenses and direct SG&A expenses. See Mylan’s Form 10-K for the year ended December 31, 2018 for more information. Adjusted segment profitability is a non-GAAP financial measure.

2019 Financial Guidance Reaffirmed

Mylan is not providing forward looking guidance for U.S. GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures. Please see the appendix for additional information.

Total Revenues	**$11.5 – $12.5B**
Adjusted EPS*	**$3.80 – $4.80**
Adjusted Free Cash Flow*	**$1.9 – $2.3B**

On Track to Achieve Over $1B of New Product Launches in 2019

- New Product Sales ~$570M YTD
  - North America ~80%
  - Europe ~12%
  - Rest of World ~8%

*Adjusted metrics are non-GAAP financial measures. Please see the Appendix or investor.mylan.com for more information.

29 Q2 2019 Earnings – All Results are Unaudited

Mylan
Better Health for a Better World

+ Comments by Pfizer on RemainCo+ Comments by Pfizer on RemainCo

Innovation-Focused Leader

Following Closing Pfizer Maintains Significant Financial Strength With Potential for Enhanced Growth Off of a Smaller Base

~$40 bn	Mid 30s%	$11 – 12bn
Expected 2020 Revenue base	Expected Income Before Taxes (IBT) Margin	Anticipated Operating Cash Flow first full year post-close

- 5-year revenue CAGR expected to be stronger
- Revenue growth expected to start immediately post-closing
- Revenue growth expected to be more sustainable as the revenue base will be smaller
- Continued leverage to adjusted diluted EPS growth

Combined Dividend to Pfizer Shareholders Expected to Equal Pfizer's Dividend Immediately Prior to Closing[1]

1 In the event the distribution is structured as a spin-off and based on combined dividend resulting from combination of continued Pfizer ownership and 57% equity ownership of NewCo.

31

+ + A New Champion for Global Health Questions & Answers+ + A New Champion for Global Health Questions & Answers

+ 33+ 33